                                                                         Exhibit 10.37

HOLDCO MIRROR NOTES
AGREEMENT

This MIRROR NOTES AGREEMENT (the “Agreement”) is entered into as of the 2nd day of October, 2007, by and between Charter Communications, Inc., a Delaware corporation (“CCI”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Holdco”), with reference to the following facts (capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A hereto):

A.           CCI is the beneficial owner of the mirror note dated as of November 22, 2004 (the “Old Mirror Note”) which had an original principal amount of $862,500,000, which Old Mirror Note has economic terms substantially identical to those of CCI’s 5.875% Convertible Senior Notes due 2009 (the “Old Notes”);

B.           On August 29, 2007, Holdco launched its exchange offer, which was subsequently amended on September 14, 2007, pursuant to which it offered $793,443,000 principal amount of CCI’s 6.50% convertible senior notes due 2027 to holders of any and all of the Old Notes (the “Exchange Offer”) and CCI has agreed to issue $479,168,000 principal amount of such 6.50% convertible senior notes due 2027 (the “New Notes”) in connection with the Exchange Offer;

C.           CCI and Holdco wish to arrange for, on the terms and conditions set forth herein, the issuance by CCI to Holdco, concurrently with the closing of the Exchange Offer, of the New Notes in exchange for a new mirror note, which new mirror note will contain economic terms substantially identical to those of the New Notes (the “New Mirror Note”); and

D.           CCI and Holdco have agreed that the Old Notes tendered in the Exchange Offer and the Old Mirror Note shall remain outstanding after the closing of the Exchange Offer.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           Purchase of New Mirror Note.  In consideration for the issuance by CCI to Holdco of the New Notes, subject to the terms and conditions of this Agreement, CCI agrees to purchase from Holdco, and Holdco hereby agrees to issue and sell to CCI, the New Mirror Note in the original aggregate principal amount of $479,168,000, with economic terms that are substantially identical to those of the New Notes, which terms are as described in the Exchange Offer Prospectus forming a part of the registration statement on Form S−4 covering the registration of the New Notes (File No. 333-145766), as amended .

2.           Old Notes and Old Mirror Note.  On the closing of the Exchange Offer, (i) the Old Notes accepted for exchange by Holdco in connection with the Exchange Offer shall continue to remain outstanding and held by Holdco and (ii) the Old Mirror Note shall remain outstanding and continue to be held by CCI.

3.           Covenants.

(a)           Reasonable Efforts to Close.  CCI and Holdco shall use reasonable efforts to take such actions as are necessary or desirable to consummate the transactions contemplated by this Agreement.

(b)           Acknowledgment of One-for-one Requirement.  CCI and Holdco acknowledge and agree that the transactions contemplated herein are required pursuant to their respective restated certificate of incorporation and limited liability company agreement in order to maintain the one-for-one requirements contained therein.

(c)           New Mirror Note Not Registered.  Each of CCI and Holdco acknowledges and agrees that the New Mirror Note, when issued, will not have been registered under the Securities Act and will be issued in reliance upon an exemption from the registration requirements of the Securities Act. Each of CCI and Holdco acknowledges and agrees that it has not offered, sold or delivered the New Mirror Note to be acquired by CCI, and neither of them will offer, sell or deliver such New Mirror Note except pursuant to an exemption from registration to the extent available under the Securities Act.

4.             Conditions to Closing.

4.1           Issuance of New Note.  The obligation of CCI to issue the New Notes is subject to the closing of the Exchange Offer.

4.2           Issuance of New Mirror Notes.  The obligations of CCI and Holdco to close the issuance of the New Mirror Note are subject to the consummation of the issuance of the New Notes.

5.             Termination and Amendment.

5.1           By Mutual Consent.  This Agreement may be terminated or amended at any time prior to the Closing Date by the mutual written consent of CCI and Holdco.

5.2           By Holdco.  This Agreement may be terminated or amended by Holdco solely to reflect the termination of the Exchange Offer or of the Dealer Manager Agreement.

5.3           Effect of Termination.  If this Agreement is terminated as provided in this Section 4, then this Agreement will forthwith become null and void and there will be no liability on the part of any party hereto to any other party hereto or any other person or entity in respect thereof, provided that the obligations of the parties described in Section 5.3 will survive any such termination.

6.             Miscellaneous.

6.1           Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law that would require the application of any other jurisdiction’s laws.

6.2           Further Assurances; Additional Documents.  The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party. In that regard, the parties agree to equitably adjust the terms of this Agreement and for the New Mirror Notes from time to time as may be necessary to ensure that the New Mirror Note qualifies as a mirror security, in respect of all New Notes, for purposes of CCI’s certificate of incorporation.

6.3           Fees and Expenses.  Holdco shall be responsible for all fees and expenses of each party in connection with this Agreement and the transactions contemplated hereby, the Exchange Offer and the Dealer Manager Agreement. Holdco will either reimburse CCI for all such expenses or pay such expenses directly.

6.4           Severability.  If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

6.5           Entire Agreement.  This Agreement and the other Transaction Documents represent the entire agreement and understandings between the parties concerning the sale and issuance of the New Mirror Note and the other matters described therein and supersedes and replaces any and all prior agreements and understandings.

6.6           No Oral Modification.  This Agreement may only be amended in writing signed by CCI and Holdco.

6.7           Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, by reputable overnight courier or by facsimile transmission (with receipt of successful and full transmission) to the applicable parties hereto at the address stated on the signature pages hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

6.8           Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures shall constitute original signatures.

[NEXT PAGE IS SIGNATURE PAGE]

SIGNATURE PAGE TO MIRROR NOTE AGREEMENT

IN WITNESS WHEREOF the parties have executed this Agreement on the date set forth below.

            “CCI”

Dated: October 2, 2007                                                                                      Charter Communications, Inc.

                                              By:           /s/ Thomas M. Degnan
                                                  Name:      Thomas M. Degnan
                                                  Its:           Vice President, Finance and
                                                       Corporate Treasurer

Notice Address:
Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri  63131
Facsimile:  (3 14) 965-8793
Attn: Grier C. Raclin, Esq.

            ‘‘Holdco”
Dated: October 2, 2007                                                                                       Charter Communications Holding Company,
               LLC

                                                  By:  Charter Communications, Inc., its
                                                  manager

                                                  By:           /s/ Thomas M. Degnan
                                                  Name:      Thomas M. Degnan
                                                  Its:           Vice President, Finance and
                                                       Corporate Treasurer

Notice Address:
Charter Communications Holding
Company, LLC
12405 Powerscourt Drive
St. Louis, Missouri  63131
Facsimile:  (314) 965-8793
Attn:  Grier C. Raclin, Esq.

EXHIBIT A

CERTAIN DEFINITIONS

Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Dealer Manager Agreement” means the Dealer Manager Agreement, dated as of August 29, 2007, among Holdco, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Transaction Documents” means this Agreement and the other documents and instruments to be executed and delivered in connection herewith at or prior to the Closing.